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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 11, 2003

                              PanAmSat Corporation
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             (Exact name of registrant as specified in its charter)

          Delaware                  0-22531                  95-4607698
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(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)           Identification No.)

           20 Westport Road, Wilton, CT                     06897
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     (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code       (203) 210-8000

         (Former name and former address, if changed since last report.)


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Item 9. Regulation FD Disclosure

The Company is updating current information provided with respect to its Boeing model 601 HP satellites.

The Boeing 601 HP spacecraft uses a xenon ion propulsion system ("XIPS"), an electronic propulsion system that maintains the satellite's in-orbit position, as its primary propulsion system. Certain of the Boeing 601 HP spacecraft have experienced various problems associated with XIPS.

PanAmSat operates seven Boeing model 601 HP spacecraft, including PAS-5 and Galaxy VIIIi, both of which have no book value and are no longer in primary customer service. There are two separate XIPS on each spacecraft, each one of which is capable of maintaining the satellite in its position. Each of the five remaining Boeing 601 HP satellites operated by PanAmSat also has a completely independent bi-propellant propulsion system for secondary use, which provides additional fuel life on our satellites. The minimum additional fuel life ranges from over 3 years to 7.4 years beyond the expected life to be provided by the XIPS, depending on the satellite.

At the end of June 2003, the secondary XIPS on PanAmSat's Galaxy IVR satellite experienced an unexpected shutdown and we have not been able to restart the system to date. This problem has not affected service to any of our customers. The primary XIPS on this satellite had previously ceased working. The satellite is operating nominally on its backup bi-propellant system. We are working with the manufacturer to determine whether the secondary system can be recovered. If XIPS is no longer available, the satellite has over three years of bi-propellant fuel on-board. The bi-propellant life may be subject to further extension through operational actions that we are currently considering. This as well as other satellites are backed up by in orbit satellites with immediately available capacity. We believe that this problem will not affect revenues from the customers on this satellite, or our total backlog, as the satellite's backup bi-propellant propulsion system has sufficient fuel for over three years of operation, which should provide ample time to seamlessly transition customers to a new or replacement satellite. We also believe that the satellite's net book value and our investments in sales-type leases on this satellite are fully recoverable. Galaxy IVR is insured, and if we ultimately conclude the secondary XIPS has failed permanently, we expect to make a claim under the insurance policy. We intend to replace this satellite and expect the proceeds of insurance together with a spare launch service contract that we had previously paid for to be sufficient to provide for such replacement.

If we conclude that both XIPS have permanently failed on Galaxy IVR, we expect to accelerate depreciation of the satellite to coincide with the revised expected fuel life using bi-propellant only. This additional depreciation amount is expected to be approximately $3 million per month. Any insurance recovery would reduce the net book value of the satellite, at which time the prospective depreciation amount would be adjusted based on the remaining book value of the satellite.

On July 9, 2003, the secondary XIPS on PanAmSat's PAS-6B satellite also experienced an unexpected shutdown, and we have not been able to restart the system to date. The primary XIPS on this satellite had previously failed. The satellite is operating nominally on its backup bi-propellant system. We are working with our manufacturer to determine whether the secondary system can be recovered. If the XIPS is no longer available, this satellite has over four and a half years of bi-propellant available. The bi-propellant life may be subject to further extension through operational actions that we are currently considering. We do not expect this problem to affect service to our customers or to affect revenues from the customers on this satellite over the remaining life of the satellite. We are working with the customers on this satellite to provide a long-term solution for their needs. The portion of the Company's backlog related to the period beyond the available bi-propellant fuel life is not expected to exceed $380 million. The insurance policy on this satellite has an exclusion for XIPS-related losses, and accordingly, any loss that may result from this problem will not be an insured loss.

The Company's PAS-6 satellite serves as a partial backup for PAS-6B. We are currently reviewing whether a shortened life of PAS-6B could result in an impairment charge with respect to the PAS-6 and PAS-6B satellites collectively. If we conclude that both XIPS have permanently failed on PAS-6B, we would accelerate depreciation of the satellite to coincide with its revised expected fuel life using bi-propellant only. This additional depreciation amount, assuming there is no impairment charge, is expected to be approximately $1.5 million per month. If we ultimately determine that the XIPS on PAS-6B has permanently failed, we will reduce our backlog by the amount of backlog on the satellite that relates to the period beyond the remaining life.

The other three Boeing 601 HP satellites that we operate continue to have XIPS as their primary propulsion system. However, no assurance can be given that we will not have further XIPS failures that result in shortened satellite lives or that such failures will be insured if they occur, but in each of these remaining three satellites, the available bi-propellant life is at least 3.8 years.

THIS REPORT ON FORM 8-K INCLUDES STATEMENTS THAT ARE NOT HISTORICAL FACTS AND ARE CONSIDERED "FORWARD-LOOKING" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS ABOUT FUTURE EVENTS. THEY ARE IDENTIFIED BY THEIR USE OF TERMS AND PHRASES SUCH AS "BELIEVE," "EXPECT," "PLAN," "ANTICIPATE", "POSSIBILITY," "ESTIMATES," "PROJECTS" AND SIMILAR EXPRESSIONS IDENTIFYING THEIR FORWARD-LOOKING CHARACTER. INVESTORS SHOULD NOT RELY ON THESE FORWARD-LOOKING STATEMENTS AS ASSURANCES OF FUTURE EVENTS, BECAUSE SUCH STATEMENTS ARE INHERENTLY SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS. THE FACTORS THAT MAY AFFECT THE OUTCOME OF SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 11, 2003          PANAMSAT CORPORATION
                                Registrant


                                By:    /s/  James W. Cuminale
                                       -----------------------------------------
                                Name:  James W. Cuminale
                                Title: Executive Vice President, General Counsel
                                       and Secretary